                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      NELLCOR PURITAN BENNETT INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      NELLCOR PURITAN BENNETT INCORPORATED
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

/ /  $500 per each party to the controversy pursuant to Exchange Act
     14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

              N/A
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

              N/A
          --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

              N/A
          --------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

              N/A
          --------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------------

     (3)  Filing Party:

          --------------------------------------------------------------------

     (4)  Date Filed:

          --------------------------------------------------------------------

                                     (LOGO)

                      Nellcor Puritan Bennett Incorporated
                               Executive Offices
                          Pleasanton, California 94588
                                 (510) 463-4000
                               September 15, 1995

Dear Stockholder:

It is our pleasure to invite you to the 1995 Annual Meeting of Stockholders of Nellcor Puritan Bennett Incorporated (the "Company") at 10:00 a.m. on Thursday, October 19, 1995, at the offices of the Company, 4280 Hacienda Drive, Pleasanton, California 94588.

The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon. During the meeting, time will be provided for a review of activities of the past year and items of general interest about the Company.

We urge you to complete the enclosed Proxy and to return it in the accompanying postage-paid envelope at your earliest convenience.

                                            Sincerely,

                                            C. RAYMOND LARKIN, JR.
                                            President and Chief Executive
                                            Officer

                                     (LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 19, 1995

The 1995 Annual Meeting of Stockholders of Nellcor Puritan Bennett Incorporated, a Delaware corporation (the "Company"), will be held on Thursday, October 19, 1995, at 10:00 a.m. at the offices of the Company, 4280 Hacienda Drive, Pleasanton, California 94588 for the following purposes:

          1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders;

          2. To consider and vote upon approval of the Company's 1995 Employee Stock Participation Plan, which authorizes the issuance of up to 500,000 shares of the Company's Common Stock for purchase by Company employees, as set forth in Exhibit A to the accompanying Proxy Statement;

          3. To consider and vote upon the proposed ratification of the selection of Price Waterhouse as the Company's independent public accountants for fiscal year 1996; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on September 1, 1995 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

A copy of the Company's Annual Report for the fiscal year ended July 2, 1995, containing financial statements, is included with this mailing.

We hope you will use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting either in person or by executing and returning promptly the enclosed Proxy in the accompanying postage-paid envelope. Please note that the enclosed Proxy is printed on both sides. If you attend the meeting, you may vote in person if you wish to do so even though you have sent in your Proxy.

                                            By Order of the Board of Directors

                                            LAUREEN DEBUONO
                                            Executive Vice President,
                                            Human Resources,
                                            General Counsel and Secretary
Pleasanton, California
September 15, 1995

                                PROXY STATEMENT

                               TABLE OF CONTENTS

SUBJECT                                                                                   PAGE
-------                                                                                   ----
THE PROXY...............................................................................     1
VOTING AT THE ANNUAL MEETING............................................................     1
SOLICITATION............................................................................     1
MATTERS ON THE AGENDA...................................................................     2
PROPOSAL ONE--ELECTION OF DIRECTORS.....................................................     2
CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS...................................     5
NOMINATING AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION IN COMPENSATION DECISIONS...............................................     6
BENEFICIAL OWNERS OF VOTING SECURITIES..................................................     7
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
  OF 1934...............................................................................     8
EXECUTIVE COMPENSATION..................................................................     9
NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION..........................................................................    14
COMPANY STOCK PRICE PERFORMANCE.........................................................    19
PROPOSAL TWO--APPROVAL OF THE COMPANY'S 1995 EMPLOYEE STOCK
  PARTICIPATION PLAN....................................................................    20
PROPOSAL THREE--RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS..........................    23
OTHER BUSINESS..........................................................................    24
STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING...........................................    24
EXHIBIT A--1995 EMPLOYEE STOCK PARTICIPATION PLAN

                      NELLCOR PURITAN BENNETT INCORPORATED
                              4280 Hacienda Drive
                          Pleasanton, California 94588

                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nellcor Puritan Bennett Incorporated, a Delaware corporation (the "Company"), for use at the 1995 Annual Meeting of Stockholders of the Company to be held on Thursday, October 19, 1995, at 10:00 a.m. at the offices of the Company, 4280 Hacienda Drive, Pleasanton, California 94588.

THE PROXY

     The persons named as proxyholders were selected by the Board of Directors of the Company and are executive officers of the Company.

     A stockholder giving the enclosed Proxy may revoke it at any time before it is voted by (i) giving notice to the Secretary of the Company in writing,
     (ii) submitting a subsequently dated Proxy or (iii) voting in person at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

     The only voting securities of the Company are its shares of Common Stock, $.001 par value ("Common Stock"), of which 28,358,496 shares were outstanding at the close of business on September 1, 1995. Only holders of record at the close of business on September 1, 1995 are entitled to receive notice of and to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders.

     With respect to the election of Directors, cumulative voting is permitted. Under cumulative voting, each stockholder entitled to vote in the election of Directors may cast a total number of votes equal to the number of Directors to be elected (nine) multiplied by the number of votes to which such stockholder's shares are entitled. Each stockholder may give one candidate all the votes such stockholder may cast or, in the alternative, may distribute such votes among as many candidates as such stockholder chooses. Stockholders are requested, by means of the enclosed Proxy, to grant the proxyholders discretionary authority to cumulate votes. The holders of a majority of the outstanding Common Stock, present in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are included in the determination of whether a quorum is present. Each is tabulated separately. Abstentions are counted in determining the number of shares voted on the proposals submitted to stockholders (other than the election of Directors) and will have the same effect as a "no" vote on such proposals, whereas broker non-votes are not counted. Directors are elected by plurality of the votes of the shares of Common Stock represented and voted at the meeting, and abstentions and broker non-votes will have no effect on the outcome of the election of Directors. The affirmative vote of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for approval of Proposals Two and Three.

     This Proxy Statement and the enclosed Proxy are first being sent to stockholders on or about September 15, 1995.

SOLICITATION

     The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies by mail may be supplemented by telephone, telegraph or personal solicitation by executive officers, Directors and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse, upon request, brokerage firms, banks and other nominees, custodians and fiduciaries for the reasonable expenses incurred in sending proxy material to beneficial owners of shares and obtaining the instructions of such beneficial owners. The Company has engaged Corporate Investor Communications,

     Inc. ("CIC"), a private proxy solicitation firm, to supplement the Company's solicitation efforts. CIC will be paid its customary fee, estimated to be approximately $6,000.

MATTERS ON THE AGENDA

     The election of Directors, the approval of the Company's 1995 Employee Stock Participation Plan and the ratification of the selection of Price Waterhouse as the Company's independent public accountants are the three matters on the agenda for the 1995 Annual Meeting of Stockholders of the Company.

PROPOSAL ONE--ELECTION OF DIRECTORS

     At the 1995 Annual Meeting of Stockholders, nine individuals will be elected as Directors for a one-year term. The Board of Directors has nominated the nine individuals listed below for election at the Annual Meeting. Mr. Burton A. Dole, Jr. and Mr. Thomas A. McDonnell were appointed to the Board of Directors of the Company in August 1995 and are being nominated for re-election to the Board pursuant to the Agreement and Plan of Merger, as amended, between the Company and Puritan-Bennett Corporation. The Agreement and Plan of Merger also provided for an increase in the size of the Board of Directors to nine members. Pursuant to an employment agreement with the Company, Mr. Dole is to serve as Chairman of the Board of Directors of the Company for a period of two years beginning August 25, 1995. Dr. Risa J. Lavizzo-Mourey is also being nominated for election to the Board of Directors pursuant to the terms of the Agreement and Plan of Merger, as amended, between the Company and Puritan-Bennett Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE EACH NOMINEE FOR ELECTION AS A MEMBER OF THE BOARD OF DIRECTORS.

     The Proxies given to the proxyholders will be voted or not voted as directed thereon, and if no direction is given, will be voted FOR approval of the Board's nine nominees. The Board of Directors knows of no reason why any of these nominees should be unable or unwilling to serve, but if any nominee should, for any reason, be unable or unwilling to serve, the Proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in the place of such nominee.

     Certain information with respect to each nominee appears on the following pages, including age, period or periods served as a Director, position (if any) with the Company, business experience during the past five years and directorships of other publicly-owned corporations. Committees of the Board of Directors of the Company, as well as each nominee's service on such committees, are discussed on page 5 below.

     There are no family relationships between any of the nominees or between any of the nominees and any executive officer of the Company.

--------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION AND                                                      DIRECTOR
OTHER INFORMATION                                                                    SINCE
---------------------------------------------------------------------------------------------
BURTON A. DOLE, JR. Chairman of the Board of the Company.                             1995

Mr. Dole served as President, Chief Executive Officer and Chairman of the Board
of Puritan-Bennett Corporation from 1986 until the merger of Puritan-Bennett and the Company on August 25, 1995. Mr. Dole was President and Chief Executive
Officer of Puritan-Bennett from 1980 to 1986. Mr. Dole is a director of the New
England Company, the Anesthesia Patient Safety Foundation and the Health
Industries Manufacturers Association. In December 1994, Mr. Dole completed a three-year term as Chairman of the Board of the Federal Reserve Bank of Kansas
City. Age: 57
---------------------------------------------------------------------------------------------
ROBERT J. GLASER, M.D. Director for Medical Science and Trustee of the Lucille P.     1991
Markey Charitable Trust.

Dr. Glaser is the Director for Medical Science (since 1984) and a Trustee of the
Lucille P. Markey Charitable Trust (since 1989), which provides major grants in support of basic biomedical research. He is also a Consulting Professor of
Medicine at Stanford University where he served as the Dean of the School of
Medicine from 1965 to 1970. Dr. Glaser was a founding member of the Institute of
Medicine of the National Academy of Sciences. Dr. Glaser is a Director of Alza
Corporation and Hanger Orthopedic Group, Inc. Age: 76
---------------------------------------------------------------------------------------------
FREDERICK M. GRAFTON Management Consultant to Several Technology Companies.           1988

Mr. Grafton is a retired management consultant to several technology companies.
He retired as President of Raychem Ventures, Inc., a subsidiary of Raychem
Corporation (a materials technology driven product company), in February 1990.
Mr. Grafton joined Raychem Corporation in 1962 and served as Division General
Manager and Group Vice President of Raychem Corporation until 1988 when he became
President of Raychem Ventures, which manages a venture portfolio of Raychem
Corporation. Age: 69
---------------------------------------------------------------------------------------------
DONALD L. HAMMOND Technical Consultant to Several Technology Companies.               1990

Mr. Hammond is a technical consultant to several technology companies.
Previously, he was Director of Hewlett-Packard Laboratories of the
Hewlett-Packard Company, a manufacturer of computer systems and electronic products. Mr. Hammond joined Hewlett-Packard in 1959 and served as a Founding
Director of Hewlett-Packard Laboratories from 1966 until his retirement in 1988.
He is a Director of Mid-Peninsula Bank. Age: 68
---------------------------------------------------------------------------------------------
C. RAYMOND LARKIN, JR. President and Chief Executive Officer of the Company.          1989

Mr. Larkin is the President and Chief Executive Officer of the Company. He has
been with the Company since 1983, serving as Vice President, Sales and Vice
President, Sales and Marketing until his election as President and Chief
Operating Officer in February 1989 and Chief Executive Officer in November 1989.
Mr. Larkin is a Director of Heart Technology, Inc. and Ventritex, Inc. Age: 47
---------------------------------------------------------------------------------------------
RISA J. LAVIZZO-MOUREY, M.D. Associate Professor of Medicine and Healthcare         Nominee
Systems at the University of Pennsylvania.

Dr. Lavizzo-Mourey is the Sylvan Eisman Associate Professor of Medicine and
Healthcare Systems at the University of Pennsylvania. From 1992 to 1994, Dr.
Lavizzo-Mourey was Deputy Administrator of the United States Agency for
Healthcare Policy and Research. Dr. Lavizzo-Mourey has been a consultant to the
White House Department of Health and Human Services, foreign governments and health care corporations. Dr. Lavizzo-Mourey has held various faculty positions at major universities, Harvard University Medical School and Temple University
Medical School. She is a director of Medicus Systems Corporation and Beverly
Enterprises, Inc. Age: 40
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION AND                                                      DIRECTOR
OTHER INFORMATION                                                                    SINCE
---------------------------------------------------------------------------------------------
THOMAS A. MCDONNELL President and Chief Executive Officer of DST Systems, Inc.        1995

Mr. McDonnell served as a director of Puritan-Bennett Corporation from April 1994 until the merger of Puritan-Bennett and the Company on August 25, 1995. Mr.
McDonnell has served as Vice Chairman of the Board and Chief Executive Officer of
DST Systems, Inc., a provider of data processing based services to the financial industry, since October 1984. Mr. McDonnell has served as President of DST
Systems, Inc. from 1973 until October 1984 and from March 1987 to the present, and has been its Treasurer since 1973. Mr. McDonnell has been Executive Vice
President of Kansas City Southern Industries, Inc. ("KCSI"), a holding company and parent of DST Systems, Inc., since February 1987, and a member of the Office of the Chief Executive of KCSI since 1989. He is a director of KCSI, Informix
Software, Inc., The Continuum Corporation, BHA Group, Inc. and First of Michigan
Capital Corp. Age: 49
---------------------------------------------------------------------------------------------
WALTER J. MCNERNEY Professor of Health Policy at the Kellogg Graduate School of       1991
Management at Northwestern University and Chairman of McNerney Associates.

Mr. McNerney is a Professor of Health Policy at the Kellogg Graduate School of
Management at Northwestern University, a post he has held since 1982, and has served as Chairman of Walter J. McNerney Associates, a health care management consulting firm, since 1983. Previously, Mr. McNerney was President of the Blue
Cross/Blue Shield Associations from 1978 to 1981, and President of the Blue Cross
Association from 1961 to 1978. He is a Director of American Health Properties,
Hanger Orthopedics, Inc., Medicus, Osteo Tech, Stanley Works, Value Health, Inc.
and Ventritex, Inc. Age: 70
---------------------------------------------------------------------------------------------
EDWIN E. VAN BRONKHORST Consultant to Various Technology Companies and Treasurer      1985
and Trustee of the David and Lucile Packard Foundation.

Mr. van Bronkhorst has been a consultant to various technology companies since
1984 and is currently Treasurer and Trustee of the David and Lucile Packard
Foundation. Previously, he served as Senior Vice President, Chief Financial
Officer and Treasurer of the Hewlett-Packard Company, a manufacturer of computer systems and electronic products, from 1962 until his retirement in 1984. Mr. van
Bronkhorst joined Hewlett-Packard in 1953 and served on its Board of Directors from 1962 to 1984. He is a Director of California Water Service Company and Mid-
Peninsula Bank. Age: 71
---------------------------------------------------------------------------------------------

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has established two standing committees, the Nominating and Compensation Committee and the Audit Committee. The Nominating and Compensation Committee consists of Messrs. Glaser, Grafton, Hammond, McNerney and van Bronkhorst, with Mr. Hammond serving as Chairperson. The Nominating and Compensation Committee is authorized to consider and nominate individuals for election to the Board of Directors at the annual meeting of stockholders for which the candidate is to be nominated, to propose candidates to fill vacancies on the Board, to review and recommend to the Board for approval the compensation of the President and Chief Executive Officer of the Company and to review and recommend to the Board for approval the executive officer salary and compensation structure recommended by the President and Chief Executive Officer, including the grant of stock options. The Nominating and Compensation Committee held 2 meetings in fiscal year 1995.

     The Nominating and Compensation Committee will consider candidates submitted by stockholders for nomination for election to the Board of Directors. A stockholder desiring to nominate a candidate must provide for written notice to be delivered or mailed to and received by the Secretary of the Company no less than 30 days and no more than 60 days prior to the annual meeting of stockholders for which the candidate is to be nominated. This notice must include, as to each person proposed for nomination for election as a Director, the person's name, age, business address, residence address, principal occupation or employment, the number of shares of Company Common Stock beneficially owned by the person and any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. This notice must also include the name and record address of the stockholder giving the notice and the number of shares of Company Common Stock beneficially owned by such stockholder. The Nominating and Compensation Committee may require any proposed nominee to furnish such other information as may be reasonably required by the Committee to determine the eligibility of such person to serve as a Director of the Company.

     The Audit Committee consists of Messrs. Glaser, Hammond and van Bronkhorst, with Mr. van Bronkhorst serving as Chairperson. The Audit Committee is the principal link between the Board and the Company's independent public accountants. The Committee makes recommendations to the Board regarding selection and employment of the Company's independent public accountants and, working with the Company's external auditors, monitors internal control procedures. The Audit Committee held 2 meetings in fiscal year 1995.

     The Board of Directors held 7 meetings during fiscal year 1995. All Directors attended more than 75% of the total meetings of the Board and of the committees of which they are members.

     Each non-employee Director received a retainer fee of $10,000 for fiscal year 1995 to serve on the Board plus a fee of $1,500 for each meeting of the Board attended and $1,000 for each Board committee meeting attended which was not held on the same day as a Board meeting. Beginning fiscal year 1995, the chairperson of a Board committee meeting received an additional $1,000 for each committee meeting. In June 1995, the Board increased, effective January 1996, the yearly retainer fee to $12,000, to be payable quarterly. The Company does not pay directors' fees to Directors who are employees of the Company. In addition to Board retainer and attendance fees, Messrs. Glaser and Grafton received $248 and $3,713, respectively, in consulting fees during fiscal year 1995 pursuant to consulting agreements with the Company which provide for compensation at $150 per hour for consulting services rendered to the Company.

     Non-employee Directors also receive non-discretionary stock option grants under the Company's 1988 Stock Option Plan for Non-Employee Directors, as amended (the "Directors' Plan"). In May 1994, the Board amended the Directors' Plan to reduce the stock option grants to non-employee Directors. Effective fiscal year 1995, each non-employee Director (i) upon joining the Board for the first time, will be automatically granted an option under the Directors' Plan to purchase 10,000 shares of Company Common Stock, vesting over four years from the date of grant, 25% at the end of the first year and 6.25% per quarter thereafter, and (ii) at the beginning of each fiscal year (beginning fiscal year 1995), will be automatically granted an option under the Directors' Plan to purchase 5,000 shares, vesting over one year. Prior to amendment, the Directors' Plan provided for a non-discretionary stock option grant of 20,000 shares upon a non-employee Director's initial election to the Board and thereafter yearly stock option grants of 10,000 shares.

     The following table sets forth as to all non-employee Directors for fiscal year 1995 (i) the number of shares of the Company's Common Stock subject to options granted under the Directors' Plan and the weighted average per share exercise price for such options and (ii) the number of shares of Common Stock acquired and the net value realized (fair market value of the shares acquired on the date of exercise less the exercise price) upon the exercise of options.

                                                                    FISCAL YEAR 1995
                                                   --------------------------------------------------
                                                      OPTIONS GRANTED           OPTIONS EXERCISED
                                                   ---------------------     ------------------------
                                                    NUMBER      EXERCISE      NUMBER       NET VALUE
    NAME                                           OF SHARES     PRICE       OF SHARES    REALIZED(1)
    ----                                           ---------    --------     ---------    -----------
    Robert J. Glaser, M.D........................    5,000       $26.50        27,500      $ 427,813
    Frederick M. Grafton.........................    5,000        26.50        10,000        145,000
    Donald L. Hammond............................    5,000        26.50        17,500        253,125
    Walter J. McNerney...........................    5,000        26.50             0              0
    Edwin E. van Bronkhorst......................    5,000        26.50             0              0

     --------------------
     Notes:

     (1) Equal to the fair market value of the shares of Company Common Stock acquired on the date the options were exercised less the exercise price.

     The per share closing price of the Company's Common Stock as reported by the Nasdaq National Market on June 30, 1995 was $45.00.

NOMINATING AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION IN COMPENSATION DECISIONS

     There are no Nominating and Compensation Committee interlocks between the Company and other entities involving any of the Company's executive officers and members of the Company's Board of Directors who serve as executive officers of such entities, and no member of the Nominating and Compensation Committee is a present or former officer or employee of the Company.

BENEFICIAL OWNERS OF VOTING SECURITIES

     The following table sets forth, as of September 1, 1995, the beneficial holdings of the Company's Common Stock (the Company's only outstanding voting securities) by (i) each of the non-employee Directors and nominees for election as Directors of the Company, (ii) the President and Chief Executive Officer (also a nominee for election as a Director of the Company and hereafter referred to as the Chief Executive Officer) and the other named executive officers listed in the Summary Compensation Table appearing later in this Proxy Statement and (iii) all directors and executive officers of the Company as a group.

                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL
    NAME OF BENEFICIAL OWNER                                       OWNERSHIP(1)(2)   PERCENT OF CLASS
    ------------------------                                      -----------------  ----------------
    Laureen DeBuono, Executive Vice President, Human Resources,
      General Counsel and Secretary..............................        28,850             .10%
    Burton A. Dole, Jr., Director and Nominee, Chairman of the
      Board......................................................       196,471             .69%
    Michael P. Downey, Executive Vice President, Chief Financial
      Officer....................................................        59,125             .21%
    Robert J . Glaser, M.D., Director and Nominee................        31,500             .11%
    Frederick M. Grafton, Director and Nominee...................        35,000             .12%
    Donald L. Hammond, Director and Nominee......................        40,000             .14%
    David J. Illingworth, Vice President, Field Operations,
      Marketing and Service......................................        43,375             .15%
    C. Raymond Larkin, Jr., Director and Nominee, President and
      Chief Executive Officer....................................       338,784            1.19%
    Risa J. Lavizzo-Mourey, M.D., Nominee........................             0               0%
    Thomas A. McDonnell, Director and Nominee....................         2,200             .01%
    Walter J. McNerney, Director and Nominee.....................        55,300             .20%
    David B. Swedlow, M.D., Vice President, Medical Affairs and
      Technology Development.....................................       100,563             .35%
    Edwin E. van Bronkhorst, Director and Nominee................        56,000             .20%
    All Directors and Executive Officers as a group
      (20 persons)(3)............................................     1,174,578            4.14%

---------------
     Notes:

     (1) Except as hereinafter provided, each Director and named executive officer listed in the table has sole voting and sole dispositive power. Mr. Dole disclaims beneficial ownership with respect to 56 shares held by an immediate family member.

     (2) Includes for Directors and named executive officers listed in the table: (i) in the cases of Messrs. Glaser, Grafton, Hammond, McNerney and van Bronkhorst, options to purchase 27,500, 30,000, 25,000, 55,000 and 25,000 shares of Common Stock, respectively, granted under the Directors' Plan described on page 5 above, (ii) in the case of Mr. Dole, options to purchase 132,337 shares of Common Stock granted under the 1995 Merger Incentive Plan described on page 10 below and (iii) in the cases of Ms. DeBuono and Messrs. Downey, Illingworth, Larkin, and Swedlow, options to purchase 28,250, 58,125, 43,375, 237,750, and
         66,563 shares of Common Stock, respectively, granted under the Company's 1991 Equity Incentive Plan, as amended, and 1994 Equity Incentive Plan, as amended, described on page 10 below, all of which options are exercisable within 60 days of September 1, 1995. Also includes for all Directors and executive officers as a group options to purchase 883,325 shares of Common Stock which are exercisable within 60 days of September 1, 1995.

     (3) Executive Officers include the Chief Executive Officer and all Executive Vice Presidents and Vice Presidents of the Company.

     The following table sets forth, as of September 1, 1995, the beneficial holdings of the Company's Common Stock (the Company's only outstanding voting securities) by persons or entities known to the Board of Directors to be the beneficial owners of more than 5% of the Common Stock of the Company.

                                                                 AMOUNT AND NATURE
                                                                   OF BENEFICIAL
    NAME AND ADDRESS OF BENEFICIAL OWNER                           OWNERSHIP(1)      PERCENT OF CLASS
    ------------------------------------                         -----------------   ----------------
    FMR Corp.
    82 Devonshire Street
    Boston, Massachusetts 02109................................      3,068,912             10.82%

---------------
     Notes:

     (1) Information regarding FMR Corp.'s beneficial ownership of Company Common Stock has been obtained from FMR Corp. and the Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on June 8, 1995.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers and Directors to file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 or 5 with the Securities and Exchange Commission ("SEC"). Executive officers and Directors are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports filed. As part of a
     Section 16 compliance program established by the Company for its executive officers and Directors, the Company undertakes to file these reports on their behalf. Based solely on its review of the Forms 3 and 4 filed on behalf of its executive officers and Directors, as well as written representations from these individuals that no Forms 5 are required, the Company believes that, during the fiscal year ended July 2, 1995, all
     Section 16(a) filing requirements applicable to its executive officers and Directors were complied with pursuant to SEC rules.

EXECUTIVE COMPENSATION

     The Company provides to its executive officers cash compensation and other compensation pursuant to certain employee incentive and benefit plans.

     SUMMARY OF CASH COMPENSATION:

     The following table provides certain summary information regarding cash compensation paid by the Company on an accrual basis as well as other compensation for services rendered paid to or on behalf of the named executive officers for the last three fiscal years ended July 2, 1995, July 3, 1994 and July 4, 1993:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       ------------
                                               ANNUAL COMPENSATION      SECURITIES
                                           ---------------------------  UNDERLYING      ALL OTHER
    NAME AND PRINCIPAL POSITION            YEAR   SALARY($)  BONUS($)   OPTIONS(#)   COMPENSATION(1)
    ---------------------------            ----   ---------  --------- ------------  ---------------
    C. Raymond Larkin, Jr................. 1995   $ 321,057  $ 417,390    53,000         $   400
      President and Chief                  1994     302,171    178,000    54,000               0
      Executive Officer                    1993     284,530    199,171    50,000               0
    David B. Swedlow, M.D................. 1995   $ 274,210  $ 198,015    20,000         $   800
      Vice President, Medical              1994     253,920    102,025    20,000             800
      Affairs and Technology               1993     240,128    100,800    22,500             800
      Development
    Michael P. Downey..................... 1995   $ 217,041  $ 190,181    20,000         $   800
      Executive Vice President,            1994     181,001     73,347    20,000             800
      Chief Financial Officer              1993     168,840     81,043    17,500             800
    Laureen DeBuono....................... 1995   $ 212,712  $ 186,116    20,000         $   800
      Executive Vice President,            1994     169,478     75,106    20,000             800
      Human Resources, General             1993     150,000     73,200         0             400
      Counsel and Secretary
    David J. Illingworth.................. 1995   $ 168,107  $ 133,000    18,000         $   800
      Vice President, Field                1994     154,590     57,708    20,000             800
      Operations, Marketing and            1993      76,154     31,365         0          87,000
      Service

     --------------------

     Notes:

     (1) Except with respect to Mr. Illingworth in 1993, amounts reported as All Other Compensation represent the matching contributions paid by the Company to the named executive officers pursuant to the Voluntary Investment Plus Plan, as amended and restated ("VIP Plan"), described on page 11 below. With respect to Mr. Illingworth in 1993, the amount reported as All Other Compensation represents a sign-on bonus of $20,000, a guaranteed bonus of $60,000 payable in two installments ($30,000 paid on the initial date of employment and $30,000 paid on March 1, 1993) in lieu of a 1992 bonus from his former employer forfeited by Mr. Illingworth and an interest free loan of $7,000 with principal forgiven over four years at the rate of 25% per year.

     OTHER COMPENSATION:

     The Company has in effect compensation plans providing various forms of benefits, payable in cash or deferred for several years (or until retirement). Executive officers are eligible to participate in certain of these plans, as discussed below. The cash bonus plan for executive officers is currently administered by the Nominating and Compensation Committee of the Board of Directors, as described and discussed in the Nominating and Compensation Committee Report on pages 14 through 18 below; all other compensation plans are currently administered by the Board of Directors with the assistance of the Executive Vice President, Human Resources, General Counsel and Secretary.

     EMPLOYEE STOCK OPTION PLANS

     The Company has options outstanding under the following plans: the 1982 Incentive Stock Option Plan (the "ISO Plan"), the 1985 Equity Incentive Plan (the "1985 Plan"), the 1991 Equity Incentive Plan, as amended (the "1991 Plan"), the 1994 Equity Incentive Plan, as amended (the "1994 Plan") and the 1995 Merger Incentive Plan (the "Merger Incentive Plan"). Shares remaining available for issuance under the ISO Plan and the 1985 Plan at the time of such plans' termination by the stockholders in October 1991 became available for issuance under the 1991 Plan. As of September 1, 1995, there remained 2,633,198 shares available for issuance under the 1991 Plan and the 1994 Plan.

     The Merger Incentive Plan was approved by stockholders on August 24, 1995 at the special meeting of stockholders called in connection with the merger of the Company and Puritan-Bennett Corporation. The Merger Incentive Plan was adopted to grant Puritan-Bennett employees options to purchase Company Common Stock in replacement of certain options to purchase Puritan-Bennett stock remaining outstanding or expiring unexercised at the closing of the merger. Replacement options issued to Puritan-Bennett employees under the Merger Incentive Plan will have the same terms and conditions as the options they replace, except that Puritan-Bennett options subject to accelerated vesting as a result of the merger will be replaced with Company options having the original vesting schedule of the options replaced. Other than the initial issuance of replacement options under the Merger Incentive Plan, no additional options to acquire Company Common Stock will be available for issuance under the Merger Incentive Plan.

     The 1991 Plan and the 1994 Plan are currently administered by the Nominating and Compensation Committee of the Board of Directors with respect to executive officers and by the Board with respect to other key employees and consultants. The Board or the Nominating and Compensation Committee, as the case may be, has the sole discretion to determine the executive officers, key employees and consultants to whom options may be granted, the number of shares subject to such options and the type and term of the options.

     The option exercise price of an incentive stock option granted under the ISO Plan, the 1991 Plan and the 1994 Plan must be at least 100% of the fair market value of the Company's Common Stock on the date of grant, and the option exercise price of a nonqualified stock option granted under the 1985 Plan, 1991 Plan and the 1994 Plan must be at least 85% of the fair market value of the Company's Common Stock on the date of grant. It should be noted, however, that all options granted to date pursuant to the plans described above have option exercise prices that are no less than 100% of the fair market value of the Company's Common Stock on the date of grant and that none may be exercised more than ten years from the date of grant.

     The following table contains information concerning stock option grants in fiscal year 1995 to the named executive officers:

                       OPTION GRANTS IN FISCAL YEAR 1995

                                                   INDIVIDUAL GRANTS
                                  ----------------------------------------------------   POTENTIAL REALIZABLE
                                   NUMBER OF      % OF TOTAL                               VALUE AT ASSUMED
                                   SECURITIES    OPTIONS/SARS                            ANNUAL RATES OF STOCK
                                   UNDERLYING     GRANTED TO                              PRICE APPRECIATION
                                  OPTIONS/SARS   EMPLOYEES IN   EXERCISE                    FOR OPTION TERM
                                    GRANTED      FISCAL YEAR      PRICE     EXPIRATION   ---------------------
    NAME                             (#)(1)          1995       ($/SH)(2)      DATE      5%($)(3)   10%($)(3)
    ----                          ------------   ------------   ---------   ----------   --------   ----------
    C. Raymond Larkin, Jr.......     53,000          6.30        $ 27.00     7/26/04     $899,948   $2,280,645
    Laureen DeBuono.............     20,000          2.38          27.00     7/26/04      339,603      860,621
    Michael P. Downey...........     20,000          2.38          27.00     7/26/04      339,603      860,621
    David J. Illingworth........     18,000          2.14          27.00     7/26/04      305,643      774,559
    David B. Swedlow, M.D.......     20,000          2.38          27.00     7/26/04      339,603      860,621

---------------

Notes:

(1) These stock options were granted to each of the named executive officers on July 27, 1994. The grants of stock options were made pursuant to the standard terms of the 1991 Plan as described above. These stock options have a ten-year term, vest on a quarterly basis over a four-year period beginning the date of grant and have exercise prices equal to 100% of the fair market value of the Company's Common Stock on the date of grant. The Company has not granted Stock Appreciation Rights ("SARs") pursuant to any of its employee stock option plans to any past or present employee of the Company, including any executive officer.

(2) The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise involving a same-day sale of the purchased shares. The Nominating and Compensation Committee of the Board of Directors also has the discretion to reprice outstanding options by canceling them and granting replacement options with an exercise price equal to the lower fair market value of the Company's Common Stock on the regrant date. The Company to date has not repriced options granted pursuant to any of its employee stock option plans.

(3) These columns reflect the potential realizable value of each stock option grant assuming that the market value of the Company's Common Stock appreciates at 5% and 10% annually from the date of grant over the term of the option. The potential values of the options with an exercise price of $27.00 reflect a 1% decrease (@ 5%) and a 57% increase (@ 10%) in the value of the Company's Common Stock over the 1995 fiscal year-end market price of $44.63, the average of the high and low prices as reported by the Nasdaq National Market on June 30, 1995. There is no assurance that the actual stock price appreciation over the term of the option will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from option grants.

     STOCK OPTION EXERCISES AND HOLDINGS

     The following table provides information concerning the exercise of stock options by the named executive officers during fiscal year 1995 and the unexercised options held by such officers as of the end of fiscal year 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                 SHARES                 UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                ACQUIRED                     OPTIONS/SARS             THE-MONEY OPTIONS/SARS
                                   ON       VALUE      AT FISCAL YEAR END(#)(1)      AT FISCAL YEAR END($)(2)
                                EXERCISE   REALIZED   ---------------------------   ---------------------------
     NAME                         (#)        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
     ----                       --------   --------   -----------   -------------   -----------   -------------
     C. Raymond Larkin, Jr....        0          0      221,688         95,312      $5,365,540     $ 1,840,460
     Laureen DeBuono..........   19,250    179,813       23,250         37,500         453,375         732,188
     Michael P. Downey........   30,000    511,305       53,281         34,219       1,214,410         656,215
     David J. Illingworth.....        0          0       38,375         41,625         625,125         732,375
     David B. Swedlow, M.D....        0          0       61,406         36,094       1,402,769         676,606

    -------------------

    Notes:

     (1) The Company has not granted Stock Appreciation Rights ("SARs") pursuant to any of its employee stock option plans to any past or present employee of the Company, including any executive officer.

     (2) Amounts in this column are calculated using the per share closing price on the Nasdaq National Market of the Company's Common Stock at 1995 fiscal year end ($45.00) less the exercise price.

     VOLUNTARY INVESTMENT PLUS PLAN

     Pursuant to the Nellcor Puritan Bennett Voluntary Investment Plus Plan, as amended and restated (the "VIP Plan"), employees of the Company and certain subsidiaries, including executive officers, approved by the Board of Directors may defer compensation for income tax purposes under Sections 401(a) and

     401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). All employees of the Company who regularly work 30 hours or more per week are eligible to participate in the VIP Plan at the beginning of their employment with the Company. In addition, all employees who complete 1,000 hours or more in their first 12 months of service or in any subsequent calendar year are eligible to participate in the VIP Plan. As of July 2, 1995, 733 employees other than executive officers were participating in the VIP Plan. Eligible participants may contribute to their accounts, through payroll deductions, between 1% and 15% of their compensation on a "pre-tax" basis. Compensation for purposes of the VIP Plan includes base salary, cash profit sharing, bonuses, commissions and overtime pay. Pursuant to Section 401(k) of the Code, participants will not be taxed on the pre-tax amounts they contribute to their accounts until the accounts are distributed on death, disability, normal retirement or other termination of employment. Contributed amounts may also be withdrawn from the VIP Plan in cases of demonstrable hardship or if a participant has attained at least 59 1/2 years of age. All contributions are held by a trustee and participants are able to direct the investment of their accounts among various investment alternatives.

     The Company provides matching contributions equal to 100% of each participant's contribution, up to $500 semi-annually. Company contributions to the named executive officers for each of the 1995, 1994 and 1993 fiscal years are included in All Other Compensation listed on the Summary Compensation Table on page 9 above.

     DEFERRED COMPENSATION PLAN

     The Company has established a deferred compensation plan for executive officers and director-level employees that was approved by the Board of Directors on July 16, 1992 ("the Deferred Plan"). Eligibility for participation is based on achievement of a certain employment level at the Company. Under the terms of the Deferred Plan, an eligible participant may elect to defer all or part of the participant's annual base salary and/or bonus award. Amounts deferred under the Deferred Plan are credited to a separate bookkeeping account for each participant and are commingled with the general assets of the Company. Interest on the amounts deferred is calculated on a quarterly basis using an interest rate equal to the average pre-tax rate earned on the Company's Marketable Securities Portfolio during the same quarter. This rate, published monthly by the Marketable Securities Portfolio Manager, will be weighted to achieve a quarterly average pre-tax rate. The time and method of payment of deferred compensation and other terms and conditions are set forth in deferred compensation elections made prior to deferral by each participant. The Deferred Plan is not separately funded, and the undistributed balance of deferred compensation constitutes an unsecured contractual obligation of the Company to the participants in accordance with the terms of the plan. Deferred compensation by the named executive officers for each of the 1995, 1994 and 1993 fiscal years is set forth in the Summary Compensation Table on page 9 above.

     SEVERANCE ARRANGEMENTS

     During the second quarter of fiscal 1995, the Company entered into severance agreements (the "Severance Agreements") with the named executive officers set forth in the Summary Compensation Table on page 9 above and certain other executive officers and key employees (each of such individuals being hereinafter referred to as the "Executive" or collectively as the "Executives").

     Each Severance Agreement has a twenty-four month term, with an automatic one year extension on each anniversary date thereafter, unless the Company or the Executive gives written notice to the other that the term of the Severance Agreement shall not be extended. However, in no event will a Severance Agreement expire prior to the expiration of twenty-four months after the occurrence of a "change in control", as defined below.

     Under the Severance Agreements, if an Executive's employment with the Company is terminated by the Company for "cause" (as defined below), disability or death, or by the Executive other than for "good reason" (as defined below), during the term of the Severance Agreement and within two years following a "change in control", the Executive shall be entitled to accrued but unpaid compensation and, if such termination is other than by the Company for "cause", a prorated bonus.

     If an Executive's employment with the Company is terminated by the Company without "cause" or by the Executive for "good reason" during the term of the Severance Agreement and within two years following a "change in control", the Executive shall be entitled to: (i) a lump-sum severance payment equal to three times base salary plus bonus in the case of the chief executive officer, two times base salary plus bonus in the case of other executive officers and one time base salary plus bonus in the case of certain key employees; (ii) accrued but unpaid compensation and a prorated bonus for the year in which the Executive is terminated; (iii) medical and insurance benefits for the Executive and the Executive's dependents for three years in the case of the chief executive officer, two years in the case of other executive officers and one year in the case of certain key employees, such benefits to be limited to the extent that the Executive obtains comparable benefits pursuant to a subsequent employment; (iii) the immediate vesting of, and lapsing of restrictions on, all outstanding equity incentive awards held by the Executive, including stock options and restricted stock; and (iv) outplacement and career counseling services.

     Each Severance Agreement provides that if any amounts due to an Executive thereunder become subject to the "golden parachute" rules set forth in
     Section 280G of the Internal Revenue Code, then such amounts will be reduced to the extent necessary to avoid the application of such rules.

     A termination of employment is for "cause" under the Severance Agreements if the basis of the termination is fraud, misappropriation, embezzlement or willful engagement by the Executive in misconduct which is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole. "Good reason" includes, among other things, (i) an adverse change in the Executive's status, title, position, duties or responsibilities; (ii) a reduction in the Executive's base compensation or benefits; (iii) the relocation of the Executive; (iv) the discontinuance by the Company of any material compensation or employee benefit plan in which the Executive participates; (v) the insolvency or the filing of a petition for bankruptcy of the Company; (vi) breach by the Company of the Severance Agreement; and
     (vii) failure or refusal of any successor to the Company to assume and perform the Severance Agreement.

     Pursuant to the Severance Agreements, a "change in control" shall be deemed to have occurred (i) upon the acquisition by any person, entity or group of beneficial ownership of twenty-five percent or more of the combined voting power of the Company's then outstanding voting securities; (ii) if the individuals who constitute the Board of Directors of the Company as of the date that the Severance Agreements are approved by the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any new director approved by a vote of at least two-thirds of the Incumbent Board shall be considered a member of the Incumbent Board (other than an individual initially assuming office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person, entity or group other than the Incumbent Board); (iii) upon approval by the stockholders of the Company of a merger, consolidation or reorganization involving the Company, unless (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own immediately thereafter at least fifty-one percent of the combined voting power of the outstanding voting securities of the surviving corporation in substantially the same proportion as their ownership of securities immediately before any such transaction; (B) the individuals constituting the Incumbent Board immediately prior to such merger, consolidation or reorganization constitute at least a majority of the board of the surviving corporation; and (C) no person, entity or group (other than the Company and/or certain affiliated entities) has beneficial ownership of twenty-five percent or more of the combined voting power of the surviving corporation's then outstanding voting securities; (iv) upon a complete liquidation or dissolution of the Company; or (v) upon an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person, entity or group (other than a transfer to a Company subsidiary).

     INDEBTEDNESS OF MANAGEMENT

     The following table sets forth information with regard to promissory notes from any current executive officers of the Company who have had amounts of $60,000 or more outstanding at any time during fiscal year 1995.

                                                                                       LARGEST
                                                                                      AMOUNT OF
                                                                    PRINCIPAL         PRINCIPAL
                                                                     AMOUNT          OUTSTANDING
                                                                 OUTSTANDING AT        DURING
    NAME OF INDIVIDUAL                        DATE OF NOTE      SEPTEMBER 1, 1995   7/4/94-7/2/95
    ------------------                        ------------      -----------------   -------------
    David J. Illingworth(1).............   February 18, 1993        $ 250,000         $ 250,000
    Kenneth Sumner(2)...................   November 16, 1994        $ 125,000         $ 125,000

---------------

     Notes:

     (1) Mr. Illingworth, the Company's Vice President, Field Operations, Marketing and Service, joined the Company in November 1992. In connection with his employment by the Company, Mr. Illingworth received an interest-bearing loan of $250,000 with which to repay an outstanding relocation loan with his former employer. Mr. Illingworth's loan with the Company is secured by his primary residence with a second mortgage. Payment of interest on the loan, which accrues at an annual interest rate of 7.64%, is to be made in 20 semiannual installments over a period of 10 years, with the first payment made on August 18, 1993. An amount equal to each interest installment, as made, is added to Mr. Illingworth's base salary compensation. The principal amount of the loan is due upon the earlier of the sale of the residence, termination of employment with the Company, or February 18, 2003.

     (2) Mr. Sumner, the Company's Vice President, Regulatory/Clinical Affairs and Quality Assurance, joined the Company in September 1994. In connection with his employment by the Company, Mr. Sumner received an interest-bearing loan of $125,000 with which to purchase his primary residence in California. Mr. Sumner's loan with the Company is secured by his primary residence with a second mortgage. Payment of interest on the loan, which accrues at an annual interest rate of 7.55%, is to be made in 20 semi-annual installments over a period of 10 years, with the first payment made on May 16, 1995. An amount equal to each interest installment, as made, is added to Mr. Sumner's base salary compensation. The principal amount of the loan is due upon the earlier of the sale of the residence, termination of employment with the Company, or November 16, 2004.

NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

     INTRODUCTION

     The Nominating and Compensation Committee of the Board of Directors of the Company is responsible for the administration of the Company's compensation programs. These programs have been designed to ensure that the compensation paid to the executive officers is substantially linked to both Company and individual performance. Accordingly, a substantial portion of the compensation paid to each executive officer may be comprised of variable components based upon individual achievement and Company performance measures, such as revenue growth, income from operations, net income, earnings per share and the attainment of predetermined goals.

     EXECUTIVE COMPENSATION PRINCIPLES

     The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, norms and credos, business strategy and management requirements. These principles may be summarized as follows:

     - Align the interests of management and stockholders to build stockholder values by the encouragement of consistent, long-term Company growth.

     - Attract and retain key executive officers essential to the long-term success of the Company.

     - Reward executive officers for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company.

     - Provide direct linkage between the compensation payable to executive officers and the Company's attainment of annual and long-term financial goals and targets.

     - Emphasize reward for performance at the individual, team, business unit and corporate level.

     COMPONENTS OF EXECUTIVE COMPENSATION

     The components of the Company's executive compensation programs may be listed as follows, with a detailed summary provided below:

     - Base Salary

     - Annual Cash (Short-Term) Incentives

     - Long-Term Incentives

     - Benefits and Perquisites

     Each component is calibrated to a competitive market position, with market information provided by compensation surveys prepared by independent consulting firms and compensation information collected from companies selected by the Company's Board of Directors as appropriate financial comparator companies. For fiscal year 1995, 27 comparator companies were surveyed. The criteria for selection of these comparator companies include one or more of the following: excellence in producing quality products and services; manufacturer of high technology or health care products; an employee profile similar to that of the Company; and an industry or geographic competitor.

     BASE SALARY

     The base salary for each executive officer is determined on the basis of individual performance, the functions performed by the executive officer and the scope of the executive officer's ongoing responsibilities, and the salary levels in effect for comparable positions based on information provided by the compensation surveys referenced above and comparator company information. The weight given to each of these factors varies from individual to individual. In general, base salary is designed primarily to be competitive within the relevant industry and geographic market at the 50th percentile. The average increase in executive officer base salary in 1995 has been approximately 5.0% for Northern California (Bay Area) based on survey data. As a result, executive officers who met performance objectives generally received a 5.2% base salary merit increase effective August 1, 1995, adjusted for the individual factors referenced above; certain executive officers received additional increases to their base salaries to reflect necessary adjustments to market or as a result of taking on additional management responsibilities.

     Each executive officer's base salary is reviewed annually to ensure appropriateness, and increases to base salary are made to reflect competitive market increases and individual factors. Company performance does not play a significant role in the determination of base salary.

     ANNUAL CASH (SHORT-TERM) INCENTIVES

     Annual cash bonuses for the 1995 fiscal year were to be earned by the executive officer pursuant to a structured formula that considered the factors described below, and were designed to be competitive within the relevant industry and geographic market at the 50th percentile:

     - Company Financial Performance

     Each fiscal year, the Board of Directors approves an annual cash bonus program that is currently contingent on the Company's achievement of specific revenue and operating income levels. The Company's performance against these goals is measured by the Nominating and Compensation Committee at the close of each fiscal year and assessed against an established scale to determine the relevant cash bonus. The scale is nonlinear and provides the maximum award for above target performance while reducing or potentially eliminating the award for performance below the target. This component of executive compensation can range from zero to 80% of base salary for executive officers excluding the Chief Operating Officer and the Chief Executive Officer, zero to 100% of base salary for the Chief Operating Officer, and zero to 120% of base salary for the Chief Executive Officer. If the Company does not achieve at least 85% of its operating income plan, then no cash bonus is paid. The maximum funding level is attained if the Company achieves 125% of operating income plan. At 100% of operating income plan achievement, the funding target for full accomplishment of all objectives, including the individual objectives discussed below, is 40% of base salary for executive officers, excluding the Chief Operating Officer and the Chief Executive Officer, 50% of Base Salary for the Chief Operating Officer, and 60% of base salary for the Chief Executive Officer. Effective fiscal year 1995, the Board of Directors approved a supplemental revenue plan to provide additional bonus opportunity in the event and to the extent that Company revenue growth exceeds an established threshhold. In fiscal year 1995, the Company exceeded its operating income plan and revenue plan, and revenue growth for fiscal year 1995 exceeded the revenue growth threshhold established by the supplemental revenue plan. As a result, the funding targets described above were increased accordingly, with adjustments for individual performance described below.

     - Individual Performance

     Each executive officer's individual performance is measured against goals established for that executive officer. Leadership, planning, management and innovation are considered in addition to goal achievement, and the weight assigned to each of these additional factors will vary from individual to individual.

     Overall individual performance is then determined and that determination may qualify him or her for an adjustment upward or downward from the target levels described above.

     The foregoing Company and individual performance factors were the principal, although not the sole, elements taken into account in determining whether cash bonuses were to be awarded for the 1995 fiscal year. The Committee may in its discretion apply entirely different factors, such as different measures of Company or individual performance, in setting cash bonus levels for executive officers in future fiscal years.

     LONG-TERM INCENTIVES

     Long-term incentives are provided through annual stock option grants pursuant to the Company's 1991 Equity Incentive Plan and the 1994 Equity Incentive Plan. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance. Historically, all option grants have been made with exercise prices equal to the market price of the shares on the date of grant and will be of no value unless the market price of the Company's outstanding common shares appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the stockholders. The Company has designed the stock option component of executive compensation to target the 75th percentile of the competitive industry and geographic market.

     The size of each annual option grant is designed to create a meaningful opportunity for stock ownership and is based upon several factors, including relevant information contained in the compensation surveys described above, an assessment of the option grants of comparator companies, and the individual performance of each executive officer. The Committee has established certain guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares for distribution to each executive officer. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant made to each executive officer as circumstances warrant.

     Each option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time (usually ten years). The option generally vests in equal installments over a period of four years, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company and the market price of the underlying shares appreciates over the option term.

     BENEFITS AND PERQUISITES

     The benefits and perquisites component of executive compensation is generally similar to that offered to all of the Company's domestic employees.

     CHIEF EXECUTIVE OFFICER (CEO) COMPENSATION

     In setting the compensation payable to the Chief Executive Officer, C. Raymond Larkin, Jr., the goal is to provide compensation competitive with other companies in the industry while at the same time making a significant percentage of his earnings subject to consistent, positive, long-term Company performance. In general, the factors utilized in determining Mr. Larkin's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs. Additionally, the Nominating and Compensation Committee utilized other factors as described below to conclude that Mr. Larkin exceeded his 1995 fiscal year performance objectives:

     - That the Company had a robust financial performance for fiscal year 1995 and exceeded market expectations in all financial benchmarks;

     - That Mr. Larkin continued to assert visible leadership in the medical device industry with regard to regulatory issues and health care consolidation issues;

     - That Mr. Larkin was successful in moderating expenses as a percentage of net revenues; and

     - That Mr. Larkin achieved certain strategic objectives of the Company with regard to the acquisitions of Pierre Medical, S.A., Melville Software, Ltd. and Puritan-Bennett Corporation.

     As a result of exceeding his 1995 fiscal year performance objectives and the increase in responsibilities as a result of the merger of the Company and Puritan-Bennett Corporation, Mr. Larkin received a base salary increase from $321,000 to $411,000 and an annual cash (short-term) incentive of $417,374, which represented 128% of Mr. Larkin's base salary. The long-term component of Mr. Larkin's compensation consisted of a July 1995 stock option grant of 60,000 shares.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) enacted in 1993, generally disallows a deduction to public companies for compensation over $1 million paid or accrued during a tax year to the Company's Chief Executive Officer and the four other most highly compensated executive officers ("covered employees"). Qualifying performance-based compensation will not be subject to the deduction limit.

     With regard to base salary and short-term (cash) incentive compensation, as described above, it has not been and is not anticipated by the Company to be of such magnitude so as to cause the total compensation of a covered employee to exceed $1 million. Thus, the Company does not anticipate that its base salary or short-term (cash) incentive programs will require stockholder approval in order to preserve the Company's tax position.

     With regard to long-term incentive (stock-based) compensation, prior to the enactment of Section 162(m), the Company's stockholders approved the 1991 Plan. It has been and is anticipated by the Company that long-term (stock-based) compensation could be of such magnitude so as to cause the total compensation of a covered employee to exceed $1 million. Grants of stock option awards under the 1991 Plan, while performance-based, do not satisfy the stockholder approval requirements for performance-based compensation under Section 162(m). However, the transitional provisions under Section 162(m) preserve the tax deductibility of long-term incentive (stock-based) compensation to covered employees arising from the exercise of options issued under the 1991 Plan. Although the transitional relief lapses in the fall of 1997, it is the expectation of the Company that options representing all shares of Company Common Stock available under the 1991 Plan will have been issued by that time. To cover future grants of long-term incentive (stock-based) compensation, the Company has adopted and the stockholders have approved the 1994 Equity Incentive Plan, which is intended to satisfy the requirements for performance-based compensation under Section 162(m).

     CONCLUSION

     The Nominating and Compensation Committee believes that long-term stockholder value is enhanced by individual and Company performance achievements. Through the programs described above, a significant portion of the Company's executive compensation is based on individual and Company performance, as well as industry and geographic competitive pay practices. The Committee further believes that long-term compensation, currently in the form of stock options, is vital to the long-term success of the Company. The Company remains committed to this policy, recognizing the competitive market for talented executives and that changes and challenges to the business may result in variable executive compensation for a particular time period.

     NOMINATING AND COMPENSATION COMMITTEE MEMBERS:

     Robert J. Glaser, M.D.
     Frederick M. Grafton
     Donald L. Hammond, Chairman
     Walter J. McNerney
     Edwin E. van Bronkhorst

COMPANY STOCK PRICE PERFORMANCE

     The following graph depicts a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care Composite Index from June 30, 1990 through June 30, 1995.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG NELLCOR INC., THE S&P 500 INDEX AND THE S&P HEALTH CARE COMPOSITE INDEX

 MEASUREMENT PERIOD                           S&P 500           S&P HEALTH
(FISCAL YEAR COVERED)       NELLCOR INC.       INDEX            CARE INDEX
        6/90                    100             100                100
        6/91                     93             107                124
        6/92                    120             122                134
        6/93                    109             138                117
        6/94                    128             140                117
        6/95                    216             177                171

* Assumes $100 invested on 6/30/90 in stock or index - including reinvestment of dividends. Fiscal Year ending June 30.

PROPOSAL TWO--APPROVAL OF THE COMPANY'S 1995 EMPLOYEE STOCK PARTICIPATION
PLAN

     A proposal to approve the Company's 1995 Employee Stock Participation Plan (the "ESP Plan"), will be presented to stockholders at the Annual Meeting. On June 19, 1995, the Board of Directors of the Company, subject to stockholder approval, approved the ESP Plan which authorizes 500,000 shares of Company Common Stock for issuance thereunder. The ESP Plan will replace the Company's 1986 Employee Stock Participation Plan, as amended, which terminates in August 1996. As of July 2, 1995, 829 employees would have been eligible to participate in the ESP Plan. The ESP Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     The goal of the Company is to recruit the best available talent in what it believes to be one of the most competitive labor markets in the United States. Equity incentives are a fundamental tool used by the Company to recruit and retain employees. Consequently, the Board of Directors considers the ESP Plan necessary to achieving these goals, especially in light of the termination of the Company's current 1986 Employee Stock Participation Plan in August 1996.

     Approval of the adoption of the ESP Plan requires the affirmative vote of the holders of record of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE MEETING:

        RESOLVED, that the stockholders of Nellcor Puritan Bennett Incorporated hereby approve the Nellcor Puritan Bennett Incorporated 1995 Employee Stock Participation Plan, which authorizes the issuance thereunder of up to 500,000 shares of Company Common Stock, as set forth in Exhibit "A" hereto.

     The persons designated in the enclosed Proxy will vote your shares FOR approval unless instructions to the contrary are indicated in the Proxy.

     The essential features of the ESP Plan are discussed below.

     PURPOSE

     The purposes of the ESP Plan are to provide an opportunity for employees of the Company and its affiliates to purchase stock in the Company, to assist in retaining the services of such employees and to provide incentives for employees to exert maximum efforts for the success of the Company.

     ADMINISTRATION

     The ESP Plan will be administered by the Board of Directors of the Company. The interpretation and construction of the ESP Plan by the Board will be final and binding.

     AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend or terminate the ESP Plan, provided, however, that no amendment or termination may be made without a participant's written consent, if such amendment or termination would impair the rights of such participant under any rights to purchase stock granted thereunder. In addition, the Company shall obtain stockholder approval of any amendment to the ESP Plan in such a manner and to the extent necessary to comply with applicable law or regulation. Unless sooner terminated, the ESP Plan will terminate on June 19, 2005.

     ELIGIBILITY

     Under the ESP Plan, any person who is employed by the Company or any affiliate at least 20 hours per week and five months per calendar year on the first day of each Purchase Period, as defined below, is eligible to participate, provided that such person has been an employee of the Company for at least six months. Directors and executive officers of the Company are not eligible to participate in the ESP Plan. Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the ESP Plan if, immediately after such grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any affiliate (including any stock which such employee may purchase under all outstanding rights and options), and no employee can be granted rights under the ESP Plan which would permit that employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock plans of the Company or any affiliate in any calendar year.

     STOCK SUBJECT TO THE ESP PLAN

     The number of shares of Company Common Stock that may be sold to participating employees pursuant to the ESP Plan shall not exceed 500,000 shares in the aggregate.

     TERMS OF RIGHTS UNDER THE ESP PLAN

     The Board of Directors has the power from time to time to grant or provide for the grant of rights to purchase Common Stock of the Company under the ESP Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board deems appropriate, except that each Offering must include the substance of the required provisions of the ESP Plan, which are described below. The provisions of separate Offerings need not be identical. Each Offering can be no longer than 27 months (the "Purchase Period"). Purchase Periods have generally been, and are expected to continue to be, six months long.

     Participation. An eligible employee becomes a participant in an Offering by delivering an agreement to the Company, within the time specified in each Offering, authorizing payroll deductions of up to 15% of the participant's compensation during the Purchase Period. All payroll deductions made for a participant are credited to the participant's account under the ESP Plan and are deposited with the general funds of the Company. The purchase price of the shares of Common Stock is accumulated through payroll deductions over the Purchase Period. At any time during the Purchase Period, a participant may terminate the payroll deductions, but a participant may increase, reduce or begin payroll deductions after the beginning of any Purchase Period only as provided for in the Offering.

     Number of Shares in an Offering. With each Offering, the Board of Directors will specify the maximum number of shares of Common Stock that any participant may be granted the right to purchase and the maximum aggregate number of shares of Common Stock which may be purchased pursuant to the Offering by all participants. If the aggregate number of shares to be purchased in an Offering exceeds the maximum aggregate number of shares provided for by the Board, the Board will make a pro rata allocation of the available shares in as nearly a uniform manner as practicable and as it shall deem to be equitable. Unless an employee's participation is discontinued (see "Withdrawal" below), that employee's right to purchase shares will be exercised automatically on a date or dates specified in each Offering (an "Exercise Date") at the purchase price specified in the ESP Plan (see "Purchase Price" below). Exercise Dates have occurred, and it is expected that they will continue to occur, on the last day of the Company's second and fourth fiscal quarters.

     Purchase of Stock. On each Exercise Date, the balance in each participant's account will be applied to the purchase of whole shares of Company Common Stock. No fractional shares shall be issued upon the exercise of rights granted under the ESP Plan. Any amount remaining in a participant's account after the purchase of shares on the Exercise Date, which is less than what would have been required to purchase one share of Common Stock on the Exercise Date, shall be held in such participant's account for the purchase of shares at the next Offering under the ESP Plan, unless such participant withdraws from the next Offering or is no longer eligible to be granted rights under the ESP Plan, in which case such amount remaining in the account will be distributed to the participant after the Exercise Date, without interest.

     Any amount remaining in a participant's account after the purchase of shares on the Exercise Date which is equal to or greater than what would have been required to purchase one or more whole shares of Common Stock on the Exercise Date shall be distributed in full to the participant after the Exercise Date, without interest.

     Purchase Price. The purchase price per share of Common Stock acquired pursuant to the exercise of rights granted under the ESP Plan will not be less than the lesser of (i) an amount equal to 85% of the fair market value of a share of the Company's Common Stock on the Offering Date; or (ii) an amount equal to 85% of the fair market value of a share of Common Stock on the Exercise Date.

     Withdrawal. A participant may withdraw from an Offering by terminating the participant's payroll deductions and delivering to the Company a notice of withdrawal from the Offering. A participant may elect to withdraw at any time prior to the end of the applicable Purchase Period. Upon any withdrawal from an Offering by a participant, the Company will distribute to the employee the employee's accumulated payroll deductions (reduced for prior purchases), without interest, and the employee's interest in the Offering will be automatically terminated. The employee is not entitled to participate again in that Offering. An employee's withdrawal from an Offering will not have any effect upon the employee's eligibility to participate in subsequent Offerings under the ESP Plan upon submission of a new participation agreement.

     Termination of Employment. Rights granted pursuant to any Offering under the ESP Plan shall terminate immediately upon cessation of a participant's employment with the Company or any affiliate for any reason, and the Company shall distribute to such participant all accumulated payroll deductions (reduced for prior purchases), without interest, provided, however, that, should a participant's employment terminate during a Purchase Period but within three months of the next Exercise Date, the balance in such participant's account will be held for the purchase of shares of Common Stock on the next Exercise Date, unless the participant elects to withdraw the balance from the account.

     Nontransferability. Rights granted under the ESP Plan are not transferable and can only be exercised by the person to whom such rights are granted.

     Adjustment Provisions. If any change is made in the stock subject to the ESP Plan or subject to any rights granted under the ESP Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board of Directors shall make appropriate adjustments in the classes of stock and maximum number of shares subject to the ESP Plan and the classes, number of shares and price per share of stock subject to outstanding rights.

     In the event of: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or
     (iv) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, as determined by the Board of Directors in its sole discretion, any surviving corporation shall assume outstanding rights or substitute similar rights for those under the ESP Plan, such rights shall continue in full force and effect, or such rights shall be exercised immediately prior to such event.

     FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE ESP PLAN

     Participation in the ESP Plan is intended to qualify for the favorable federal income tax treatment accorded employee stock purchase plans under
     Section 423 of the Code. Under these provisions, no income related to the purchase of shares under the ESP Plan will be taxable to a participant until disposition of the shares acquired.

     If the stock acquired under the ESP Plan is disposed of more than two years after the beginning of the Offering period and more than one year after the stock is transferred to the participant, then the lesser of

     (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the Offering period over the exercise price (determined as of the beginning of the Offering period) will be treated as compensation income. Any further gain or any loss will be taxed as a long-term capital gain or loss.

     If the stock acquired under the ESP Plan is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Exercise Date over the purchase price will be treated as compensation income at the time of such disposition, and the Company may, in the future, be required to withhold income and employment taxes relating to such compensation income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is disposed of for less than its fair market value on the Exercise Date, the same amount of compensation income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such Exercise Date. Any capital gain or loss will be long or short-term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the ESP Plan. The Company is entitled to a deduction for amounts taxed as compensation income to a participant upon disposition by a participant of stock before the expiration of the holding periods described above (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation).

     Other Tax Consequences. The foregoing discussion is not a complete description of the federal income tax aspects of the ESP Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given herein with respect to state, local or employment taxes that may be applicable.

     Participants in the ESP Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

     PARTICIPATION IN THE ESP PLAN

     Participation in the ESP Plan is voluntary and dependent on each eligible employee's election to participate and such employee's determination as to the level of payroll deductions. Accordingly, future purchases under the ESP Plan are not determinable. Directors and executive officers of the Company are not eligible to participate in the ESP Plan.

PROPOSAL THREE--RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has recommended, and the Board of Directors has selected, Price Waterhouse as independent public accountants for the Company for the fiscal year ending July 7, 1996. The firm has been so engaged since November 14, 1989. During fiscal year 1995, Price Waterhouse examined the Company's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

     Ratification of the selection of Price Waterhouse is not required by law. However, as a matter of policy such selection is being submitted to the stockholders for ratification by the affirmative vote of the holders of record of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting (and it is the present intention of the Board of Directors to continue this policy).

     THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED TO THE MEETING:

        RESOLVED, that the stockholders of Nellcor Puritan Bennett Incorporated hereby ratify the selection of Price Waterhouse as independent public accountants for the fiscal year ending July 7, 1996.

     The persons designated in the enclosed Proxy will vote your shares FOR ratification unless instructions to the contrary are indicated in the enclosed Proxy. If the stockholders fail to ratify the selection of this firm, the Board of Directors will reconsider this matter.

     Representatives of Price Waterhouse are expected to be present at the Annual Meeting of Stockholders, to respond to appropriate questions and to make a statement should they desire to do so.

OTHER BUSINESS

     The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies with respect thereto in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Stockholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 1996 Annual Meeting of Stockholders must submit such proposals in writing to the Secretary at the address shown on the top of page 1 above not later than May 18, 1996.

                                            By Order of the Board of Directors

                                            Laureen DeBuono
                                            Executive Vice President, Human
                                              Resources, General Counsel and
                                              Secretary
Pleasanton, California
September 15, 1995

                                                                       EXHIBIT A

                      NELLCOR PURITAN BENNETT INCORPORATED

                     1995 EMPLOYEE STOCK PARTICIPATION PLAN

1.  PURPOSE.

     (a) The purpose of the Plan is to provide a means by which employees of Nellcor Puritan Bennett Incorporated, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase Common Stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the rights to purchase Common Stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.  ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine when and how rights to purchase Common Stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

          (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and rights granted under it and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv) To amend the Plan as provided in paragraph 13.

          (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than three (3) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.  SHARES SUBJECT TO THE PLAN.

     Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the Common Stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate Five Hundred Thousand (500,000) shares of the Company's common stock, $.001 par value (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

4.  GRANT OF RIGHTS; OFFERING.

     The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices) will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.  ELIGIBILITY.

     (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

     (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

          (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

          (ii) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

     (c) Directors and officers of the Company or an Affiliate who are highly compensated employees within the meaning of Code Section 423(b)(4)(D) are not eligible to be granted rights under the Plan.

     (d) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(d), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     (e) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

6.  RIGHTS; PURCHASE PRICE.

     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with up to fifteen percent (15%) of such employee's Compensation (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each such Offering, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date (as defined in the Offering) under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (b) The purchase price of Common Stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (i) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date; or

          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the Exercise Date.

7.  PARTICIPATION; WITHDRAWAL; TERMINATION.

     (a) An eligible employee may become a participant in an Offering by delivering an agreement to the Company within the time specified in the Offering in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to fifteen percent (15%) of such employee's Compensation during the Purchase Period. Compensation is defined as total cash compensation, including commissions, bonuses, overtime and other cash compensation and amounts elected to be deferred by the employee (that would otherwise have been paid) under the Company's Voluntary Investment Plus Plan. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. At any time during the Purchase Period, a participant may terminate his or her payroll deductions. A participant may reduce, increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may not make any additional payments into his or her account.

     (b) If a participant terminates his or her payroll deductions, such participant may withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan, but such participant will be required to deliver a new participation agreement in order to participate in other Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company or an Affiliate for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the terminated employee), without interest; provided, however, that subject to the right of the terminated employee to withdraw from the Offering and receive a distribution of his or her accumulated payroll deductions (as described in paragraph 7(b)), in the event that a participating employee's employment ceases within three (3) months of the next Exercise Date, the balance in such employee's account shall be held and used to purchase Common Stock for the terminated employee on such Exercise Date pursuant to the terms of the ongoing Offering.

     (d) Rights granted under the Plan shall not be transferable and shall be exercisable only by the person to whom such rights are granted.

8.  EXERCISE.

     (a) On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of Common Stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the final Exercise Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to such participant after such Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to such participant after such Exercise Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If, on an Exercise Date of any Offering hereunder, the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the purchase period shall be distributed to the participants, without interest.

9.  COVENANTS OF THE COMPANY.

     (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such rights unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM COMMON STOCK.

     Proceeds from the sale of Common Stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  RIGHTS AS A STOCKHOLDER.

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

12.  ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

     (a) If any change is made in the Common Stock subject to the Plan or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding rights.

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, (i) any surviving corporation shall assume outstanding rights or substitute similar rights for those under the Plan; (ii) such rights shall continue in full force and effect; or (iii) such rights shall be exercised immediately prior to such event.

13.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment where the amendment will:

          (i) Increase the number of shares reserved for rights under the Plan;

          (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
     Section 423 of the Code); or

          (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan except with the consent of the person to whom such rights were granted.

14.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan except with the consent of the person to whom such rights were granted.

15.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

16.  RULE 16B-3 LIMITATIONS.

     The terms and conditions of rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, such rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

17.  NO EMPLOYMENT RIGHTS.

     The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company and its Affiliates, and it shall not be deemed to interfere in any way with the Company's (or it's Affiliate's) right to terminate, or otherwise modify, an employee's employment at any time.

PROXY

                      NELLCOR PURITAN BENNETT INCORPORATED
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 19, 1995

     C. Raymond Larkin, Jr. and Laureen DaBuono, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of NELLCOR PURITAN BENNETT INCORPORATED (the "Company"), to be held at the Company's offices at 4280 Hacienda Drive, Pleasanton, California 94588 at 10:00 a.m. on Thursday, October 19, 1995, or any adjournment or postponement thereof, as set forth on the reverse side.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE.

     THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED AND FOR THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE.

                                                                    -----------
                                                                    SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
                                                                    -----------

        PLEASE MARK
/ X /   VOTES AS IN
        THIS EXAMPLE.

THIS PROXY ALSO GRANTS TO THE PROXYHOLDERS THE DISCRETIONARY POWER TO VOTE THE SHARES REPRESENTED CUMULATIVELY FOR ONE OR MORE OF THE NOMINEES OTHER THAN THOSE (IF ANY) FOR WHOM AUTHORITY TO VOTE IS WITHHELD BELOW.

1. To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

NOMINEES: Burton A. Dole, Jr., Robert J. Glaser, M.D., Frederick M. Grafton, Donald L. Hammond, C. Raymond Larkin, Jr., Risa J. Lavizzo-Mourey, M.D., Thomas
A. McDonnell, Walter J. McNerney, Edwin E. van Bronkhorst.


                        FOR                    WITHHELD
               /   /    ALL             /   /  FROM ALL
                      NOMINEES                 NOMINEES

                                                          MARK HERE
/   /                                                     FOR ADDRESS   /   /
------------------------------------------                CHANGE AND
  For all nominees except as noted above                  NOTE BELOW


2.  To approve the 1995 Employee Stock Participation Plan.

                        FOR          AGAINST        ABSTAIN
                       /    /        /    /         /    /

3. To ratify the selection of Price Waterhouse LLP as the Company's independent public accountants for fiscal year 1996.

                        FOR          AGAINST        ABSTAIN
                       /    /        /    /         /    /

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTPAID ENVELOPE.

Please sign exactly as signer's name appears above. Executors, administrators, trustees, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

Signature:                                        Date:
          -------------------------------------        -------------------

Signature:                                        Date:
          -------------------------------------        -------------------